FOR IMMEDIATE RELEASE                            CONTACT:  Glenn Bozarth
July 18, 1996                                              Mattel, Inc.
                                                           (310) 252-3521


               MATTEL ANNOUNCES 1996 SECOND QUARTER RESULTS
            CHAIRMAN SAYS FULL-YEAR EXPECTATIONS ARE UNCHANGED,
             ANNOUNCES PLANS FOR ACCELERATED SHARE REPURCHASE
             ------------------------------------------------


     LOS ANGELES, July 18 -- Mattel, Inc. today reported second quarter net income of $66.3 million or $.24 per share, versus $67.5 million or $.24 per share in 1995. Net sales were $777 million, compared with $763 million in the same quarter last year. The company had earlier this month announced that it expected sales volume and earnings for the quarter to be approximately the same as last year, but that these results will have no impact on the company's expectations for the year.

     For the first half of 1996, net income was $96.2 million or $.34 per share, versus $94.5 million or $.33 per share in the first six months of 1995. Year-to-date net sales were $1.363 billion, compared with $1.307 billion in 1995.

     John W. Amerman, Mattel's chairman and chief executive officer, said that the difficult retail environment in Europe and the negative impact of foreign exchange affected the company's performance in the 1996 quarter. He said, however, that strong retail demand for Mattel products will help make 1996 the company's eighth consecutive year of record results.

     "Our business is being driven by excellent worldwide momentum for Barbie and Hot Wheels," Amerman said. "Our Cabbage Patch Kids are well on their way to becoming a $100 million business during their second year at Mattel. In addition, Wonder Tools by Fisher-Price, our Mattel Media interactive CD-ROM products, Construx and toys tied to Disney's The Mighty Ducks and 101 Dalmatians will be shipping in the coming months, further assuring strong performance in the second half."

     Amerman also said that, in light of current stock market conditions and Mattel's outlook for the second half of the year, the company plans to accelerate activity under its stock repurchase plan, and purchase the balance of its 8.75 million-share annual authorization during the 1996 third quarter. "We are on track to achieve our goals for the full year, and we see this as an attractive time to buy back shares," he said.

     Mattel is the worldwide leader in the design, manufacture and marketing of children's toys. Headquartered in El Segundo, California, Mattel has offices and facilities in 36 countries and sells its products in more than 140 nations throughout the world.






                               -###-

                                       MATTEL, INC. AND SUBSIDIARIES
                                     CONSOLIDATED STATEMENTS OF INCOME

                                                           FOR THE                      FOR THE
                                                      THREE MONTHS ENDED            SIX MONTHS ENDED
                                                  -------------------------    -------------------------
                                                   June 30,       June 30,      June 30,       June 30,
(In thousands, except per share amounts)             1996           1995          1996           1995
- ----------------------------------------          ----------     ----------    ----------     ----------
Net Sales                                         $  777,355     $  763,474    $1,363,234     $1,307,044
  Cost of sales                                      398,801        396,785       698,903        681,330
                                                  ----------     ----------    ----------     ----------
Gross Profit                                         378,554        366,689       664,331        625,714

  Advertising and promotion expenses                 102,367        106,718       182,656        185,318
  Other selling and administrative expenses          154,623        141,498       297,543        273,416
  Other expense (income), net                          7,293           (730)       10,958         (4,144)
                                                  ----------     ----------    ----------     ----------
Operating Profit                                     114,271        119,203       173,174        171,124
  Interest expense                                    16,278         17,993        30,696         29,070
                                                  ----------     ----------    ----------     ----------
Income Before Income Taxes                            97,993        101,210       142,478        142,054
  Provision for income taxes                          31,700         33,714        46,300         47,600
                                                  ----------     ----------    ----------     ----------
Net Income                                        $   66,293     $   67,496    $   96,178     $   94,454
                                                  ==========     ==========    ==========     ==========

   Net Income Per Share (a)                       $     0.24     $     0.24    $     0.34     $     0.33
                                                  ==========     ==========    ==========     ==========

Average Number of Common and Common
  Equivalent Shares Outstanding                      280,894        280,691       281,323        280,275
                                                  ==========     ==========    ==========     ==========


                                 MATTEL, INC. AND SUBSIDIARIES
                             CONDENSED CONSOLIDATED BALANCE SHEETS


                                                    June 30,       June 30,       Dec. 31,
(In thousands)                                        1996           1995           1995
- --------------                                    -----------    -----------    -----------
ASSETS
  Cash and marketable securities                  $    44,727    $    87,706    $   483,457
  Accounts receivable, net                            962,690        920,522        679,283
  Inventories                                         490,590        453,902        350,841
  Prepaid expenses and other current assets           193,632        201,931        177,238
                                                  -----------    -----------    -----------
    Total current assets                            1,691,639      1,664,061      1,690,819

  Property, plant and equipment, net                  544,568        463,735        499,314
  Other assets                                        491,919        505,062        505,376
                                                  -----------    -----------    -----------
    Total Assets                                  $ 2,728,126    $ 2,632,858    $ 2,695,509
                                                  ===========    ===========    ===========


LIABILITIES AND SHAREHOLDERS' EQUITY
  Notes payable, net                              $   243,546    $   196,992    $    15,520
  Current portion of long-term liabilities              1,623          2,612         33,215
  Accounts payable and accrued liabilities            441,327        508,565        660,763
  Income taxes payable                                133,618        166,708        138,183
                                                  -----------    -----------    -----------
    Total current liabilities                         820,114        874,877        847,681

  Long-term debt                                      260,682        263,530        260,868
  Medium-Term notes                                   220,000        250,000        220,000
  Other long-term liabilities                         100,852         85,221         91,791
  Shareholders' equity                              1,326,478      1,159,230      1,275,169
                                                  -----------    -----------    -----------
    Total Liabilities and Shareholders' Equity    $ 2,728,126    $ 2,632,858    $ 2,695,509
                                                  ===========    ===========    ===========

(a) Share and per share data for the quarter and six months ended June 30, 1995 reflect the retroactive effect of a 5/4 stock split declared in February 1996.
